Exhibit 99.1

Innovation is driving profound change across the world’s most critical industries. Whether it’s electricity, communications or transportation, we stand at the threshold of a new era.

But getting there requires vision and expertise, strength, purpose and leadership. And it requires boots on the ground and buckets in the air.

[ON SCREEN TEXT: 30+ YEARS OF EXCELLENCE]

For more than 30 years, Nesco has been the go-to provider of specialty equipment rentals to North America’s largest utilities, telecoms and railroads—as well as to the contractors that support them.

We focus on high-quality specialty rentals and related products, empowering us to move faster, know more and deliver a level of service that makes the difference for our customers.

[ON-SCREEN TEXT: YOUNG COAST-TO-COAST FLEET]

We maintain one of the industry’s largest rental fleets and service networks on the continent. We also offer all the necessary parts, tools and accessories to outfit fleets for optimal efficiency.

[ON-SCREEN TEXT: $100B+ ANNUAL END MARKET SPEND]

Necessary advancements in critical infrastructure are only sharpening the demand for our specialty equipment.

Today, we are positioned across North America to serve and support three of the most significant trends shaping our future.

[ON-SCREEN TEXT: $60B+ ANNUAL ELECTRIC GRID SPEND]

The first is the major investment by electric utilities, driven by an aging power grid, the integration of renewables and natural gas and the electrification of existing industries.

[ON-SCREEN TEXT: $240B 5G SPEND PROJECTED]

The second is the much-anticipated nationwide roll-out of 5G wireless networks to support our growing data needs.

[ON-SCREEN TEXT: $10B+ ANNUAL RAIL SPEND]

And finally, there is the critical maintenance, upgrade and extension of commercial and commuter rail throughout the U.S.

We are proud to provide the highly specialized equipment to make these groundbreaking infrastructure projects possible.

[ON-SCREEN TEXT: REACHING NEW HEIGHTS]

Because at Nesco, we don’t want to just serve our customers — we want to elevate them.

[ON-SCREEN TEXT:

TRANSMISSION & DISTRIBUTION

TELECOM

RAIL

LIGHT & SIGN

PARTS, TOOLS & ACCESSORIES]

[ON-SCREEN TEXT: GEAR UP. GET GOING.]